UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): March 16, 2006
AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     (a) In accordance with the provisions of the Amended Articles of Incorporation of American Realty Investors, Inc. (“ARL” or the “Registrant”), the Board of Directors of ARL by resolution designated a series of Preferred Stock consisting of 100,000 shares as the Series J 8% Cumulative Convertible Preferred Stock, par value $2.00 per share, and a preference on liquidation of $1,000 per share. The Certificate of Designation covering the designation of such series of Preferred Stock was filed with and accepted by the Secretary of State of Nevada on March 16, 2006, which is the effective date of such designation. The effect of the filing of the Certification of Designation is to create and designate a new series of Preferred Stock consisting of 100,000 shares in such Series J 8% Cumulative Convertible Preferred Stock which has the relative rights, preferences, limitations and restrictions as set forth in such Certificate of Designation. The Certificate of Designation as filed is an instrument amendatory to the Amended Articles of Incorporation of the Registrant.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
     The following are filed herewith as exhibits or incorporated by references indicated below:

Exhibit
Designation	Description of Exhibit

4.4*	Certificate of Designation for Nevada Profit Corporations designating the Series J 8% Cumulative Convertible Preferred Stock as filed with the Secretary of State of Nevada on March 16, 2006

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: March 21, 2006	AMERICAN REALTY INVESTORS, INC.

/s/ Steven A. Abney
By:

Steven A. Abney, Executive Vice
President, Chief Financial Officer
and Acting Principal Executive Officer